                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) January 27, 1997


                             PATTERSON ENERGY, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                  0-22664                      75-2504748
----------------------------      ------------               -------------------
(State or other jurisdiction      (Commission                (I.R.S. Employer
      of incorporation)           File Number)               Identification No.)


4510 Lamesa Highway, Snyder, Texas                                     79549
----------------------------------------                             ----------
(Address of principal executive offices)                             (Zip Code)


       Registrant's telephone number, including area code: (915) 573-1104
                                                           --------------


                                   No Change
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5.           OTHER EVENTS

                  On January 27, 1997, the Registrant issued the following press release:


                   PATTERSON ENERGY'S PUBLIC EQUITY OFFERING

SNYDER, TEXAS, January 27, 1997--PATTERSON ENERGY, INC. (NASDAQ/NM: PTEN) today announced that its public offering of 2,000,000 common shares was priced at $30.75 per share by an underwriting group led by Prudential Securities Incorporated and co-managed by Morgan Keegan & Company, Inc. and Raymond James & Associates Inc. Of the total shares offered, 1,763,000 shares were offered by the Company and 237,000 shares were sold by selling shareholders. In addition, the Company has granted the underwriters a 30 day over-allotment option to purchase up to 300,000 common shares. Settlement for the offering is scheduled for January 31, 1997.

Patterson Energy, Inc. is one of the leading providers of domestic land drilling services to major independent oil and gas companies and, to a lesser extent, is engaged in the development, exploration, acquisition and production of oil and natural gas. Patterson has 61 land-based drilling rigs (52 of which are currently operable) and focuses its operations in the Permian Basin, the Austin Chalk Trend, South Texas and the Hardeman Basin primarily in Texas.

For further information, contact:

Patterson Energy, Inc.
Cloyce A. Talbott, Chairman and Chief Executive Officer
James C. Brown, Vice President Finance and Chief Financial Officer
915-573-1104

Shimmerlik Corporate Communications, Inc.
Warren M. Shimmerlik
212-247-5200

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     PATTERSON ENERGY, INC.



Date: February 4, 1997                               /s/ James C. Brown
                                                     ---------------------------
                                                     James C. Brown
                                                     Vice President-Finance





                                       3